Exhibit 3.24

AMENDED AND RESTATED

BYLAWS OF

MARYLAND PRECIOUS METALS, INC.

a Maryland Close Corporation

i

Table of Contents

(continued)

ii

AMENDED AND RESTATED BYLAWS

OF

MARYLAND PRECIOUS METALS, INC.

A Maryland Close Corporation

1. MEETINGS OF STOCKHOLDERS

1.1. Annual Meeting. The annual meeting of the Stockholders of the Corporation shall be held on December 1 of each year, if not a legal holiday, and if a legal holiday then the next succeeding day not a legal holiday, for the election of Directors and the transaction of such corporate business as may properly come before the meeting. The meeting need not be held unless requested by a Stockholder. A request for an annual meeting by a Stockholder shall be in writing and delivered to the President or Secretary of the Corporation at least 30 days before the specified date for meeting.

1.2. Special Meetings. Special meetings of the Stockholders may be called at any time for any purpose or purposes by the President or a majority of the Board of Directors, and shall be called forthwith by the President or the Secretary or any Director upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business or be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of the Stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

1.3. Place of Meeting. The annual and special meetings of Stockholders will be held at the principal office of the Corporation or at such place within or without the State of Maryland as determined by the Board and set forth in the Notice of Meeting.

1.4. Annual Meeting. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given not less than 10 days before the date of the meeting, either personally or by first-class mail, postage prepaid by or at the direction of the President, the Secretary, or other officer of the Corporation or the person calling the meeting, to each Stockholder of record entitled to vote at such meeting.

1.5. Quorum. Except as otherwise provided in the Articles of Incorporation, the presence, by person or by proxy, of the holders of a majority of issued and outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of Stockholders. If, however, such quorum shall not be present or represented at

Maryland Precious Metals, Inc.

Bylaws

any meeting of the Stockholders, a majority of the shares so represented shall have the power to adjourn that meeting to a future date at which a quorum shall be present or represented. At such reconvened meeting, any business may be transacted which might have been transacted at the meeting originally called.

1.6. Voting. A Stockholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every Stockholder of record shall be entitled to one vote for each share of stock in the Stockholder’s name on the books of the Corporation on the record date fixed as herein provided. Moreover, except to the extent that a greater number is required by law or the Articles of Incorporation, all Stockholder actions shall be determined by a vote of the majority of the holders of all issued and outstanding shares of the Corporation.

1.7. Proxies. Every proxy must be dated and signed by the Stockholder or by the Stockholder’s attorney-in-fact. No proxy shall be valid after the expiration of 11 months after the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except when an irrevocable proxy is permitted by statute. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

1.8. Action by Stockholders Without a Meeting. Whenever by a provision of statute, the Articles of Incorporation, or by these Bylaws, the vote of Stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the Stockholders may be dispensed with if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

2. DIRECTORS

2.1. Number, Election and Term of Office. The initial number of the Directors of the Corporation shall be as set forth in the Articles of Incorporation. Thereafter, subject to any requirements of the Articles of Incorporation or applicable law specifying the minimum number of Directors of the Corporation, the number of Directors may be increased or decreased from time to time by resolution of the Board of Directors. The Directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each Director shall serve until his successor shall be elected and shall qualify.

Maryland Precious Metals, Inc.

Bylaws

2.2. Duties, Powers and Committees. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall be responsible for the control and management of the affairs, property, and interests of the Corporation, and may exercise all powers of the Corporation, except as herein provided, or except as may be expressly conferred upon or reserved to the stockholders in the Articles of Incorporation or by statute.

2.3. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors, may, unless otherwise provided in these Bylaws, be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, although such a majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may, unless otherwise provided in these Bylaws, be filled by action of a majority of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and shall qualify, or until his death, incompetency, resignation, or removal. If there are no Directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

2.4. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or the designated officer. The acceptance of such resignation shall not be necessary to make it effective.

2.5. Removal. Unless otherwise provided by statute, any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

2.6. Annual and Regular Meetings; Notice. A regular annual meeting of the Board of Directors shall be held without other notice than these Bylaws immediately following the annual meeting of the stockholders at the place of such annual meeting of stockholders.

(a) The Board of Directors from time to time may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

(b) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business, unless such notice shall be waived in the manner set forth in Paragraph (c) of Section 2.7.

Maryland Precious Metals, Inc.

Bylaws

2.7. Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held whenever called by the President, or by any two of the Directors, at such time and place as may be specified in the respective notices or waivers of notices thereof.

(b) Notice of any special meeting shall be given at least three (3) days prior to the meeting by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(c) Notice of any special meetings shall not be required to be given to any Director who shall attend such meeting in person or to any Director who shall waive notice of such meeting in writing or by telegram, radio, or cable, whether before of after the time of such meeting. Any such meeting shall be a legal meeting without any notice thereof having been given if all the Directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

2.8. Quorum; Adjournments.

(a) At all meetings of the Board of Directors the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business.

(b) Except as otherwise provided by statute, herein, or by the Articles of Incorporation, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

(d) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

Maryland Precious Metals, Inc.

Bylaws

2.9. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Directors.

2.10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. Any Director may waive compensation for any meeting. Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

2.11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with a person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action or who failed to make his dissent known at the meeting.

2.12. Meetings by Telephone or Similar Communication. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment in which all Directors participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

3. OFFICERS

3.1. Officers and Qualifications. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Each officer shall hold office until the officer’s successor has been duly elected and qualified, or until the officer’s death, resignation, or removal. The Board of Directors may elect such vice presidents and other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person. If the Corporation has only one Stockholder, such Stockholder may hold all offices. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be determined by the Board of Directors. The Board of Directors may from time to time authorize any committee or any officer or agent to appoint subordinate officers and agents and prescribe their responsibility, authority, and tenure.

Maryland Precious Metals, Inc.

Bylaws

In the event that any office other than an office required by law shall not be filled by the Board of Directors or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws.

Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the Directors entitled to vote, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

3.2. Compensation of Officers and Employees. The salaries of all officers, employees and agents of the Corporation may be fixed from time to time by the Board of Directors. Subject to the action of the Board of Directors, the President is authorized to set the compensation of officers, employees, and agents, including the President’s. Any such action by the Board of Directors shall supersede the authority of the President in this regard. If any salary payment, commission, employee fringe benefit, expense allowance, payment, or other expense incurred by the Corporation for the benefit of any officer, agent, or employee of the Corporation is disallowed in whole or in part as a deductible expense of the Corporation for federal income tax purposes, the officer, agent, or employee shall promptly reimburse the Corporation upon notice and demand to the full extent of the disallowance.

3.3. Removal of Officers or Agents. Any officer or agent may be removed with or without cause at any time by a vote of the majority of the Directors, whenever the Board of Directors in their absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of Directors may be removed, with or without cause, at any time by any officer having the authority to appoint, whenever such officer in the officer’s absolute discretion shall consider that the best interests of the Corporation will be served thereby. Any such removal of an officer or agent shall be without prejudice to the recovery of damages for the breach of any contract rights of the person removed. The election or appointment of an officer or agent in and of itself shall not create contract rights.

3.4. The President. The President shall be the Chief Executive Officer of the Corporation. The President shall preside at all meetings of the Stockholders. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Stockholders are carried into effect. Without limitation, the President may execute (with or without the Secretary or any other proper officer of the Corporation authorized by the Stockholders) in the corporate name, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing or execution thereof shall be expressly restricted or delegated by the Stockholders to

Maryland Precious Metals, Inc.

Bylaws

some other officer or agent of the Corporation. The President shall have the authority to incur debts or liabilities and pledge assets in the name of the Corporation and to execute notes or other evidence of indebtedness in connection therewith. In the absence of specific action to the contrary by the Stockholders, the President shall execute on behalf of the Corporation proxies to vote any and all shares of stock owned by the Corporation in other corporations.

The President shall appoint and discharge all employees and agents of the Corporation, other than the duly elected officers, subject to the Board of Directors’ authority to override any such action.

3.5. Vice Presidents. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or President shall prescribe, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties as from time to time may be assigned to the Vice President(s) by the President or by the Board of Directors.

3.6. The Secretary. The Secretary shall attend all meetings of the Stockholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee or any other committee which may be constituted. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or by the President, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an assistant secretary. The Secretary shall keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by each Stockholder and have general charge of the stock transfer books of the Corporation.

3.7. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President or the Board of Directors upon request an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties in the office and for the restoration to the Corporation, in case of the Treasurers’ death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

Maryland Precious Metals, Inc.

Bylaws

4. INDEMNIFICATION

4.1. Definitions. As used in this Article 4, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the “Indemnification Section”) shall have the same meaning as provided in the Indemnification Section.

4.2. Indemnification of Officers. The Corporation shall indemnify and advance expenses to an officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

4.3. Indemnification of Employees and Agents. With respect to an employee or agent, other than an officer, of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

5. CAPITAL STOCK

5.1. Issuance of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Articles of Incorporation or its amendments. All certificates shall be signed by the President or by the Vice-President and counter-signed by the Secretary or by an Assistant Secretary. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation’s books. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered and cancelled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the President, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation, the Transfer Agent of the Corporation, and by the Registrar of the stock.

5.2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his or her attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

Maryland Precious Metals, Inc.

Bylaws

5.3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

5.4. Closing Transfer Books. The Board of Directors may fix the time, not exceeding ten days preceding the date of any meeting of Stockholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the Directors may fix a date not exceeding ten days preceding the date of any meeting of Stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

6. BANK ACCOUNTS AND LOANS

6.1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or on behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash or pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company, There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts, and other instructions or orders for the payment of money shall be signed by the President or a Vice-President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

Maryland Precious Metals, Inc.

Bylaws

6.2. Loans. The President of the Corporation shall have authority to effect loans, advances, or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms, or persons and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable, and other commercial paper and evidence of debt at any time held by the Corporation; and for such loans, advances or other forms of credit to make, execute, and deliver one or more notes, acceptances, or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms, or persons any and all commercial paper, bills receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer, and deliver the same.

7. GENERAL PROVISIONS

7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the President through the President’s instructions or actions.

7.2. Corporate Seal. In the event that the President shall direct the Secretary to obtain a corporation seal, the corporate shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Maryland.”

7.3. Stock Ledger. The Corporation shall maintain a stock ledger containing the names and addresses of all its Stockholders and the number of shares of each class of stock held by each Stockholder.

7.4. Books and Records. The Corporation shall keep correct and complete books and records of accounts and of its transactions and minutes of the proceedings of its Stockholders or Committees, if any.

8. AMENDMENTS

8.1. Manner of Amending. The Board of Directors shall have the power and authority to amend, alter, or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.

Maryland Precious Metals, Inc.

Bylaws

9. CONFLICTS

9.1. Articles Prevail. In the event of any conflict between the Articles of Incorporation, as duly amended, and these Bylaws, as duly amended, the Articles of Incorporation shall prevail, and shall be deemed to be adopted herein by reference.

9.2. Stockholders’ Agreement Prevails. In the event all of the Stockholders shall enter into a Stockholders’ Agreement, such Agreement shall prevail over any conflicting provisions of the Articles of Incorporation, these Bylaws, and the Maryland General Corporation Law or other law, except as not allowed by law.

June 3, 2008	/s/ Shannon Shapiro
Date	Shannon Shapiro, Secretary

Maryland Precious Metals, Inc.

Bylaws